                                                                 EXHIBIT 10(vii)

                                LEASE AGREEMENT



     THIS LEASE is made as of December 9, 1997, between Landlord and Tenant, both named and defined below, who now agree as follows:

     1. TERMS, DEFINITIONS: Whenever capitalized in this Lease, the following terms shall have the meanings set forth below, unless the context clearly indicates a contrary intent:

     Landlord:    Ozark Terminal, Inc.,
                  a Missouri corporation
                  11923 Lime Kiln Drive
                  Post Office Box 471
                  Neosho, Missouri 64850

     Tenant:      Brass Eagle Inc.,
                  a Delaware corporation
                  1203A N. Sixth Street
                  Rogers, Arkansas 72756

     Premises:    Approximately 40,000 square feet of warehouse space (the
"Warehouse Space") located in Area 4 of the Ozark Terminal Facility at Lime Kiln Road, Neosho, Newton County, Missouri, which Facility is located on land legally described on attached Exhibit A (the "Facility"), together with the associated parking area (the "Parking Area"), subject to Landlord's right of ingress and egress over and across the Parking Area to other parts of the Facility and public roads, the right of ingress and egress through a portion of Area 3 (the "Access Area"), and the right to use, in common with Landlord, the truck dock area (the "Truck Dock"). The Warehouse Space, the Parking Area, the Truck Dock, and the Access Area are depicted on attached Exhibit B and are collectively referred to as the "Premises."

     Term: The Term shall commence on December 1, 1997 (the "Commencement Date"), as to the approximately 10,000 square feet of the Warehouse Space that is not currently being used by Landlord and as to the remainder of the Warehouse Space on December 15, 1997, and, unless sooner terminated as provided in this Lease, shall end on December 31, 1999 (the "Expiration Date").

     Rent: Rent for the month of December, 1997 shall be in the amount of $3,750, payable upon the execution of this Lease. Rent for the remainder of the Term shall be paid in monthly installments each in the amount of $5,000 per month, commencing on January 1, 1998, and on the first day of each subsequent month during the Term.

     Late Payment Charge: $100

     Security Deposit:  $0

     Permitted Use: The Premises shall be used only for the warehousing and distribution of products manufactured or purchased for sale by Tenant, excluding, however, products of a hazardous or dangerous variety (e.g., live ammunition) which materially increase the health and safety concerns for the Premises and the Facility and for persons in or near the Premises and the Facility, and for supporting office functions and for no other purpose.

     Exhibit A - Legal Description of Facility
     Exhibit B - Drawing of Premises
     Exhibit C - Hazardous Material

     Each Exhibit is attached to and made a part of this Lease.

     2. GRANT: Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises subject to the terms and conditions contained in this Lease. Landlord agrees, so long as Tenant fully complies with all the terms, covenants and conditions of this Lease, that Tenant may peaceably have, hold and enjoy the Premises during the Term.

     3. TERM:

     (a) The Term shall commence on the Commencement Date and shall end, unless sooner terminated as provided in this Lease, on the Expiration Date.

     (b) Should Landlord permit Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be subject to all provisions of this Lease and the Expiration Date shall not be advanced.

     (4) RENT: Tenant agrees to pay Landlord Rent in the amounts and at the times set forth in Section 1, without setoff or deduction whatsoever, but prorated for the first and last months of the Term if the Commencement Date is other than the first day of a month or the Expiration Date is other than the last day of a month, unless the Expiration Date falls in the last month of a lease year, in which case no proration shall occur. All Rent and other payments required under this Lease shall be payable at the office of the Landlord as set forth in Section 1, or at such other place as Landlord may designate from time to time in writing to Tenant. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as Rent, shall constitute Rent for all purposes including, without limitation, for the purpose of Section 502(b)(6) of the Bankruptcy Code or its successor provision. Any sums payable under this Lease shall bear interest at the rate of twelve percent (12%) per annum from their due date until the date paid, unless paid within five (5) days of their due date.

     (5) LATE PAYMENT CHARGE: If Landlord does not receive the full amount of any Rent or other payment due under this Lease within five (5) days after the date payment is due, a late payment charge at the rate set forth in Section I will be added to the unpaid amount to cover the extra expense involved in handling the delinquency.

     (6) USE: Tenant shall use and occupy the Premises only for the Permitted Use set forth in Section 1 and for no other purpose without Landlord's prior written consent. During the month of December, 1997, Tenant's right of access to the Warehouse Space shall be limited to the normal business hours of Landlord (7:30 a.m. to 4:15 p.m. Monday-Friday), unless prior approval has been received from Landlord.

     7.  ASSIGNING OR SUBLEASING:

     (a) Tenant shall not permit an Assignment (as hereinafter defined) without the prior written consent of Landlord in each instance. An "Assignment" shall be deemed to have occurred in the event: (i) Tenant shall assign, sublet, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, in whole or in part (including any involuntary assignment or subletting arising by operation of law); (ii) Tenant shall allow any person or entity (the employees, agents, servants and invitees of Tenant excepted) to occupy or use all or any part of the Premises; or (iii) Tenant is a corporation or partnership and there occurs any sale, transfer or other disposition of fifty percent (50%) or more of the corporate stock or fifty percent (50%) or more of the partnership interests in Tenant (or in any general partner of Tenant if Tenant is a limited partnership) by any transaction or series of transactions after the date of this Lease. Any Assignment in contravention of this Section 7 shall be void.

     (b) Notwithstanding any approved Assignment Tenant shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions hereof.

     (c) Without limiting Landlord's right to approve any Assignment, Tenant hereby assigns to Landlord the right but not the obligation, to collect Rent (including any additional Rent) from any subtenant or assignee of Tenant and to apply such Rent to Tenant's obligations under this Lease.

     (d) The consent by Landlord to any Assignment will not constitute a waiver of the necessity for such consent in any subsequent event.

     (e) Notwithstanding anything set forth in this Lease to the contrary, if this Lease is assigned to any person or entity pursuant to the provisions of any chapter of the Federal Bankruptcy Code, any and all money or other consideration payable or otherwise to be delivered in connection with such Assignment will be paid or delivered to Landlord, will be and remain the exclusive property of Landlord and will not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all money or other consideration constituting Landlord's property under the preceding sentence not paid or delivered to Landlord will be held in trust for the benefit of Landlord and will be promptly paid or delivered to Landlord. Further, the assignee will be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of Assignment. The assignee will, upon demand, execute and deliver to Landlord an instrument confirming the assumption.

     8. LANDLORD'S RIGHT OF ENTRY: Landlord or Landlord's agent may enter the Premises at reasonable hours or at any time in the case of an emergency, to examine the Premises and to do anything Landlord may be required to do under this Lease or which Landlord may deem necessary for the good of the Premises. During the Term, Landlord may exhibit the Premises to prospective mortgagees and purchasers, and during the last six (6) months of the Term, Landlord may exhibit the Premises to prospective tenants and place signs on the Premises indicating Landlord's desire to lease same.

     9. SIGNS AND ADVERTISEMENTS: Tenant shall not place on the Premises any signs, billboards or advertisements of any kind without the prior written consent of Landlord.

     10. REAL ESTATE TAXES AND SPECIAL ASSESSMENTS: Tenant shall pay Landlord as additional Rent within thirty (30) days after demand from Landlord, the Tenant's pro rata share of real estate taxes and special assessments assessed against the Facility. "Tenant's pro rata share" shall be computed by multiplying the total amount of taxes and special assessments by a fraction, the numerator of which is the total square footage of the Warehouse Space, and the denominator of which is the total square feet of space leased and available for lease in the Facility as of January 1 of the year for which the taxes and special assessments are assessed. Currently, that fraction produces a percentage of 5.8% as Tenant's pro rata share. The amount payable by Tenant under this Section will be prorated on a per diem basis for the partial years, if any, in which this Lease commences and terminates, and Tenant's obligation under this Section shall survive the expiration or termination of this Lease.

     11. REPAIRS AND MAINTENANCE:

     (a) By Landlord. Landlord agrees to maintain the structural portions of the Premises, the septic system (except the grinder and pump located in the Premises) and dehumidification equipment serving the Premises. If any repairs for which Landlord is obligated are necessitated by the negligent act or omission of Tenant, its employees, agents, contractors, customers, guests, licensees or invitees, Tenant shall immediately reimburse Landlord for the cost upon demand. Landlord shall perform such repairs and maintenance with reasonable diligence, but Landlord shall not be liable for any damages, direct, indirect or consequential, or for damages for personal discomfort, illness or inconvenience of Tenant by reason of reasonable delays in the performance of the repairs. Landlord will be under no obligation, and will not be liable for any failure to make any repairs until Tenant notifies Landlord in writing they are necessary, in which event Landlord will have a reasonable time after notice to make such repairs.

     (b) By Tenant. Except for the obligations imposed upon Landlord in the immediately preceding subsection, and except for damage resulting from a loss covered by Landlord's insurance, during the Term of this Lease and at Tenant's sole cost and expense, Tenant will maintain and keep in good order, repair and condition, and, when necessary, will replace all parts of the Premises, including, but not limited to, dock equipment and apparatus, utility service lines, interior walls and partitions, fixtures, floor coverings, lighting fixtures, heating, ventilating, air-conditioning, plumbing, sprinkler, glass, windows, doors, electrical and other mechanical equipment, appliances and systems (including the grinder and pump which are a part of the septic system and located within the Premises), and improvements made by and at the expense of Tenant. Tenant will police and keep the Parking Area clean, orderly, sightly, and unobstructed. Tenant shall not store any personal property in the Parking Area or any place outside without the prior written consent of Landlord.

     12. CONDITION OF PREMISES AT BEGINNING AND END OF TERM: Tenant acknowledges that Tenant has inspected the Premises and except as may be provided elsewhere in this Lease and without abrogating Landlord's maintenance and other obligations in this Lease, Tenant will accept the Premises in their present condition. At the end of the Term of this Lease, except for damage caused by fire or other perils, Tenant, at Tenant's expense, will (a) cause the all fixtures and equipment which are a part of Premises, including, but not limited to, all lighting fixtures, light bulbs, dryer, air compressor, septic system grinder and pump, and all heating, ventilating, air-conditioning, plumbing, sprinkler, elevator, electrical and other mechanical equipment to be in good working order and repair, (b) surrender the Premises in as good a condition as the Permitted Use will have permitted, subject to Tenant's obligations stated in the immediately preceding clause, (c) remove all of Tenant's Property from the Premises, (d) promptly repair any damage to the Premises caused by the removal of Tenant's Property, and (e) leave the Premises free of trash and debris and the Building in "broom clean" condition.

     13. TENANT'S PROPERTY: All equipment, materials, supplies, inventory, furniture, business trade fixtures and property of a similar nature and kind in or about the Premises owned by Tenant and not the property of Landlord ("Tenant's Property") shall be at Tenant's sole risk, and Tenant does hereby, now and forever, release Landlord from any claims for damages, howsoever caused, including the breach by Landlord of any of its obligations under this Lease. Landlord hereby waives, as to Tenant's Property, any statutory or common law lien rights that exist in favor of landlords of real property on account of a tenant's failure to pay rent.

     14. ALTERATIONS AND IMPROVEMENTS: Except as may be provided in this Lease, Tenant shall not make or allow to be made, any alterations, additions, improvements, installations and replacements of or to all or any part of the Premises, including, without limitation, modifications to the current electrical and air systems and painting of the Premises, without Landlord's prior written consent which consent will not be unreasonably withheld. Any alterations, additions, improvements, installations and replacements of or to the Premises shall be at Tenant's sole cost and expense and shall immediately become part of the Premises and the property of Landlord, subject to the provisions of this Lease. Any approved alterations, additions, improvements, installations and replacements shall be performed in a good and workmanlike manner and in accordance with all applicable laws, statutes, ordinances, regulations and codes. Tenant shall not permit any mechanic's liens to be filed against the Premises on account of any such work.

     15. UTILITIES: Landlord shall provide water and electricity to the Warehouse Space. Tenant shall pay to Landlord Tenant's pro rata share of the cost of the electrical service. "Tenant's pro rata share" shall be computed by multiplying the total cost of the electricity billed to Landlord for the Facility by a fraction, the numerator of which is the total square footage of the Warehouse Space, and the denominator of which is the total square feet of space in the Facility, excluding, however, any space in the Facility where the electrical service is separately metered. On the first day of each month during the Term, Tenant shall pay Landlord as an estimate of Tenant's pro rata share of the electrical service for that month, the sum of $500. At the end of each lease year, Landlord shall compute Tenant's pro rata share of the electrical service for such year and give Tenant written notice of the amount of same. If the estimated payments paid by Tenant during such year are less than Tenant's pro rata share, Tenant shall pay Landlord the difference within ten (10) days after its receipt of the notice. If Tenant's estimated payments are greater than Tenant's pro rata share, the excess shall be credited against Tenant's estimated payment for the next month or, in the case of the end of the Term shall be paid to Tenant by Landlord with such notice.

     16. ENVIRONMENTAL MATTERS:

     (a) Tenant shall not cause or permit any Hazardous Material to be brought upon, kept, disposed from or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord (which Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord's reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant's business and will be used, kept and stored in a manner that complies with all laws regulating any such Hazardous Material so bought upon or used or kept in or about the Premises). Attached as Exhibit C is a list of Hazardous Material that is used in Tenant's business, the use of which is approved by Landlord subject to the terms of this Section 16. If Tenant breaches the obligations stated in the preceding sentence or if the presence of Hazardous Material on the Premises caused or permitted by Tenant results in contamination of the Premises, or if contamination of the Premises by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Term as a result of such contamination. Such indemnification of Landlord by Tenant shall include, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local government agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises caused or permitted by Tenant results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material to the Premises, provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises. Provided, however, Tenant shall not be responsible for the consequences of any Hazardous Material that existed on the Premises prior to the Commencement Date.

     (b) As used in this Lease, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the state in which the Premises are located or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance that is (i) defined as a "hazardous substance" under the laws of the state in which the Premises are located, (ii) petroleum, (iii) asbestos, (iv) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. (S) 1321),
(v) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act 42 U.S.C. (S) 6901 (42 U.S.C.(S) 6903),
(vi) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
(S) 9601 et seq (42 U.S.C. (S) 9601), or (vii) defined as a "regulated substance" pursuant to Subchapter IX, Solid Waste Disposal Act (Regulation of Underground Storage Tanks), 42 U.S.C. (S) 6991 et seq.

     17. LEGAL REQUIREMENTS: Tenant shall comply with all laws, orders, ordinances and other public requirements now or hereafter affecting the Premises or their use, including, without limitation, ADA (except Landlord shall be responsible for complying with any ADA requirements from the Parking Area, through the Access Area, to the exterior of the Warehouse Space), OSHA and like requirements and indemnify, defend and save Landlord harmless from any expense (including attorneys' fees) or damage resulting from Tenant's failure to do so.

     18. INSURANCE:

     (a) Landlord's Insurance. Tenant will not do or permit to be done, or keep or permit to be kept, anything in, upon or about the Premises which will contravene Landlord's insurance policies on the Premises or any part of the Premises or which will prevent Landlord from procuring such policies in companies acceptable to Landlord at the minimum rate from time to time applicable to the Premises. Tenant will pay the amount of any increase in the insurance rate caused by its use of the Premises promptly upon Landlord's demand.

     (b) Tenant's Insurance. Tenant shall keep in force with an insurance company or companies authorized to do business in Missouri and reasonably acceptable to Landlord: (i) a policy of comprehensive public liability insurance with respect to the Premises and the business operated by Tenant with single limit coverage of not less than $2,000,000 for bodily injury, including death, and property damage, with a contractual liability endorsement insuring Tenant's indemnity obligations under this Lease; and (ii) an "all risk" policy of casualty insurance insuring Tenant's Property for one hundred percent (100%) of its replacement value. In addition to Tenant, the policy for public liability insurance shall also name Landlord, as well as any person, firm or corporation designated by Landlord and in privity with it as an additional insured. Tenant shall upon demand deliver to Landlord from time to time certificates or other evidence of the maintenance of the insurance coverages, with an undertaking by the insurer not to cancel the coverages without at least 30 days' prior written notice to Landlord.

     (c) Indemnification. Tenant shall, subject to the provisions of subsection
(d) below, indemnify, defend and save harmless Landlord, its officers, agents and servants, from and against any and all third-party claims, actions, liability and expense (including attorneys' fees) in connection with loss of life, bodily injury and/or damage to property arising from or out of any occurrence in, on, or about the Premises, or the occupancy or use by Tenant of the Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, subtenants or invitees, including a breach of Tenant's obligations under this Lease unless the same be caused by the negligent or willful act of Landlord, its officers, agents, servants, employees or invitees. If any action or proceeding is brought against Landlord, its officers, agents, servants or employees by reason of any of the aforementioned causes, Tenant upon receiving written notice thereof from Landlord agrees to defend such action or proceeding by competent counsel at its own expense.

     (d) Waiver of Subrogation. Notwithstanding anything to the contrary contained in this Lease, each party to this Lease (the "Releasing Party") hereby releases the other party (the "Released Party") from any liability which the Released Party would, but for this Section, have had to the Releasing Party during the Term for any loss or damage to the property of the Releasing Party or to the property of others which is under the Releasing Party's control which results from an Insurable Loss to the property of, or to the property under the control of, the Releasing Party, regardless of how such loss or damage occurs. Each party to this Lease will promptly give notice of the terms of this Section to its insurance carriers and obtain from them any endorsements required to give effect to the foregoing releases and deliver reasonable evidence of such endorsements to the other party. For the purposes of this Lease, an "Insurable Loss" means any loss which is covered by any insurance policy of Landlord or of Tenant in force at the time of such loss or would be covered under any insurance policy required by either party under this Lease. However, the releases contained in this subsection shall not apply to any loss or damage occasioned by intentional acts of Landlord or Tenant.

     (e) Notice by Tenant. Tenant shall give prompt notice to Landlord in case of any casualty damage to or accident on the Premises.

     19. DAMAGE BY CASUALTY:

     (a) Subject to the options to terminate provided below in this Section, if the Premises suffer a loss covered by Landlord's insurance, Landlord, at its sole cost and expense, will (i) repair or restore the Premises (but not Tenant's Property) to a condition substantially equivalent to their condition immediately prior to the loss, subject to zoning and building laws applicable at the time of the work, (ii) subject to receipt of the insurance proceeds, commence the repair or restoration with reasonable promptness and (iii) diligently pursue such work to completion.

     (b) If the Premises (i) suffer a loss that is not covered by Landlord's insurance and the cost to repair or restore such loss exceeds $10,000, or (ii) if the loss is covered by Landlord's insurance but is substantial, or (iii) if existing zoning and building laws do not permit or substantially impair the repair or restoration, or (iv) the loss occurs during the last six (6) months of the Term, including any extension or renewal, Landlord may terminate this Lease by written notice to Tenant given within thirty (30) days after the date of the loss. If Landlord does not exercise its option to terminate, Landlord will repair or restore the Premises in accordance with the terms of the immediately preceding subsection. For the purposes of this Section, "substantial" will mean damage to such an extent that the estimated cost of fully repairing the damage is greater than fifty percent (50%) of the then replacement cost of the Premises (exclusive of land). If Landlord exercises its right to terminate this Lease under (i) above, Tenant may avoid such termination if Tenant gives Landlord written notice, within ten (10) days after the date of Landlord's notice of election to terminate, that Tenant will pay the cost of the repairs or restoration in excess of $10,000 and provides Landlord with reasonable proof that such sum is readily available for that purpose. Before such repairs and restoration commence, Landlord may require Tenant's share to be paid to Landlord to be used toward the cost of the repairs or restoration.

     (c) If the Premises cannot reasonably be expected to be repaired or restored within one hundred eighty (180) days after the date of the loss (without overtime), Tenant may terminate this Lease by written notice to Landlord given within thirty (30) days after the date of the loss.

     (d) If this Lease is terminated under any option given in this Section, this Lease will terminate on the earlier of (i) the thirtieth (30th) day following the giving of the notice of termination or (ii) Tenant's surrender of the Premises. Rent will be apportioned as of the date of termination.

     (e) Following any loss or damage that Landlord is obligated or has elected to repair or restore, Tenant will cooperate fully with Landlord to facilitate Landlord's repair or restoration of the Premises. In either event, Tenant shall remove all rubbish, debris, furniture, merchandise, equipment and any other personal property, within five (5) days after request by Landlord. Landlord will not be responsible to Tenant for any inconvenience arising from such work. In the case of any loss or damage to the Premises, there shall be an abatement or reduction of Rent between the date of the loss or damage and the date of completion of restoration, based on the extent to which the destruction interferes with Tenant's use of the Premises.

     20. FIXTURES: All repairs, alterations, additions, improvements, installations, equipment and fixtures (including light fixtures and light bulbs), by whomsoever installed, erected or paid for (except equipment and business trade fixtures constituting Tenant's Property which can be removed without damaging or leaving incomplete the Premises), shall belong to Landlord and remain on and be surrendered with the Premises as a part thereof, at the expiration of this Lease.

     21. EMINENT DOMAIN: If the Premises are totally taken by the exercise of the power of eminent domain (including any conveyance in lieu of such exercise), this Lease shall terminate on the date of taking. If only a portion of the Premises is taken, this Lease shall remain in effect, except that Tenant may elect to terminate this Lease if ten percent (10%) or more of the total number of square feet of the Warehouse Space is taken. If Tenant elects to terminate under the provisions of this Section, it must terminate by giving notice to Landlord within thirty (30) days after the nature and extent of the taking have been finally determined. If this Lease is not terminated within the 30-day period, it shall continue in full force and effect except that Rent shall be reduced based on the extent to which the taking interferes with Tenant's use of the Premises. If there is a partial taking of the Premises and this Lease remains in full force and effect pursuant to this Section, Landlord, at its cost, shall accomplish all necessary restoration so that the Premises are returned as near as practical to their condition immediately prior to the date of the taking, but in no event shall Landlord be obligated to expend more for such restoration than the extent of funds actually paid to Landlord by the condemning authority, less the reasonable costs incurred by Landlord in obtaining those funds. Any award arising from the condemnation or its settlement shall belong to and be paid to the

Landlord. Tenant may seek an award from the condemning authority for Tenant's trade fixtures, tangible personal property, goodwill, loss of business and relocation expenses. However, in all events, the Landlord shall be solely entitled to all awards in respect of the real property, including the bonus value of the leasehold.

     22. DEFAULT: Tenant shall be in default under this Lease if any one of the following events occur:

     (a) Tenant fails to pay when due any installment of Rent or any other sums due under this Lease;

     (b) Tenant fails to keep, observe or perform any other terms, covenant or condition of this Lease within fifteen (15) days after written notice from Landlord;

     (c) Tenant abandons the Premises;

     (d) Tenant files a voluntary petition under the bankruptcy laws of the United States or under any state laws for relief of debtors, or if an involuntary petition under such law(s) is filed against Tenant and is not dismissed within sixty (60) days of filing;

     (e) A petition for reorganization or arrangement under the bankruptcy laws of the United States or any state laws for the relief of debtors is filed by or against Tenant; or

     (f) Tenant makes a general assignment for the benefit of its creditors or if a trustee or a receiver is appointed to take charge of and manage a substantial part of the assets of Tenant, or an execution or attachment is issued against Tenant under which the Premises or any part of the Premises or any interest in the Premises of the Tenant under this Lease, shall be taken or attempted to be taken.

     23. LANDLORD'S REMEDIES: After an event of default occurs, Landlord may, at Landlord's option, without further notice or demand, except as provided below in this Section, do any of the following:

     (a) Remain out of possession of the Premises; treat the remaining term of this Lease as subsisting; and recover Rent as it becomes due.

     (b) Reenter and resume possession of the Premises without termination of this Lease; evict, remove and put out Tenant or any other persons who might be in possession of, or present at, the Premises, together with all personal property found at the Premises; and attempt to relet the Premises in an effort to mitigate Landlord's damages. Landlord shall receive the rental income from any reletting of the Premises and shall apply it first, to the payment of any amounts, other than Rent, including, without limitation, Default Expenses (defined in (c) below), owed by Tenant to Landlord under this Lease; second, to the costs and expenses of any repair, renovation, remodeling, redecorating and advertising of the Premises, brokerage fees and other costs and expenses, including, without limitation, reasonable attorney's fees and other legal and judicial costs and expenses, associated with Landlord's efforts to relet the Premises; and third, to the payment of Rent due, and to become due, under this Lease.

     (c) Give Tenant notice that this Lease is terminated effective the date stated in the notice; reenter and resume possession of the Premises for Landlord's own benefit free of this Lease; and evict, remove and put out Tenant or any other persons who might be in possession of, or present at, the Premises, together with all personal property found at the Premises. If Landlord terminates this Lease, all of Tenant's obligations for unpaid Rent and other sums due under this Lease through the date of termination, including, without limitation, Tenant's liability for (1) all losses, costs and expenses reasonably incurred by Landlord, including, without limitation, reasonable attorneys' fees and other legal and judicial costs and expenses that are in any way connected with Tenant's default ("Default Expenses"); (2) interest that accrues on Default Expenses and on unpaid Rent and other sums due under this Lease; (3) damage to the Premises caused by Tenant in connection with Tenant's occupying or vacating the Premises; and (4) the present value, at the time of termination, of the difference between the amount of Rent reserved for the balance of the term of this Lease and the reasonable rental value of the Premises for the same period shall be determined as of the date this Lease is terminated and shall be paid by Tenant to Landlord upon demand. All other obligations of Tenant that would have come due if this Lease had not been terminated shall terminate as of the date this Lease is terminated.

     (d) Pursue any and all other remedies available at law or in equity that are not inconsistent with the terms of this Lease. Prior to Landlord notifying Tenant that this Lease is terminated, any judicial process, and the results thereof, pursued or obtained by Landlord shall not be deemed to be a termination of this Lease unless a judgment or order specifically states that this Lease is terminated.

     24. WAIVER: A waiver by Landlord of any default or breach hereunder shall not be construed to be a continuing waiver of such default or breach, nor as a waiver or permission, expressed or implied, of any other or subsequent default or breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent and other charges herein reserved shall be deemed to be other than on account of the earliest stipulated Rent or other charges, nor shall any endorsement or statement on any check or on any letter accompanying any check be deemed an accord and satisfaction.

     25. REMEDIES CUMULATIVE: The rights and remedies of Landlord under this Lease and any others provided by law shall be construed as cumulative and no one of them is exclusive of any other right or remedy. Such rights and remedies shall further be continuing rights, none of which shall be exhausted by being exercised on one or more occasions. Landlord shall be entitled to an injunction, without bond, in proper cases to enforce any part or parts of this Lease or to prevent or stop any violation or default on the part of Tenant. Whenever in this Lease Landlord reserves or is given the right and power to give or withhold its consent to any action on the part of Tenant such right and power shall not be exhausted by its exercise on one or more occasions, but shall be a continuing right and power for the full term of this Lease.

     26. SUBORDINATION: This Lease shall be subordinate to any mortgages, deeds of trust or other encumbrances that may now or hereafter be in existence against all or any part of the Premises.

     27. SALE OF PREMISES BY LANDLORD: In the event of any sale of the Premises, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all the covenants and obligations of the Landlord under this Lease.

     28. PEACEABLE SURRENDER: Upon termination of this Lease, whether by expiration of its stated term or otherwise, Tenant shall peaceably quit and surrender to Landlord the Premises together with all improvements constructed thereon, specifically including, but not by way of limitation, any improvements constructed and/or paid for by Tenant.

     29. HOLDING OVER: In the event Tenant remains in possession of the Premises after termination of this Lease, and without the execution of a new lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Premises as a Tenant from month-to-month, at twice the monthly Rent subject to all other terms, conditions and obligations of this Lease to the extent same are applicable to a month-to-month tenancy.

     30. BROKER'S COMMISSION: Landlord and Tenant each warrants to the other that there are no claims for broker's commissions or finder's fees in connection with this Lease. Each party agrees to defend, indemnify and save the other harmless from and against any liability, costs and expenses (including attorneys' fees) that may arise from the claim of any person by or through it.

     31. ESTOPPEL CERTIFICATE: Tenant agrees, at any time, and from time to time, upon not less than 10 days prior notice by Landlord, to execute, acknowledge and deliver to Landlord, a statement in writing addressed to Landlord (or to whom Landlord directs) certifying that this Lease is in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the Rent, additional rental and other charges have been paid, and stating whether or not there exists any default by either party in the performance of any covenant, agreement, term, provision or condition contained in this Lease, and, if so, specifying each such default of which the signer may have knowledge and the claims, if any, of Tenant, it being intended that any such statement may be relied upon by Landlord or a purchaser of Landlord's interest and by any mortgagee or beneficiary or trustee of a deed of trust or any prospective mortgagee, beneficiary or trustee affecting the Premises and the Building.

     32. SECURITY DEPOSIT: Tenant has deposited with Landlord the sum set forth in Section 1 as a security deposit. The security deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this

Lease, including, but not limited to the provisions relating to the payment of Rent, Landlord may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any Rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this security deposit separated from its general funds, and Tenant shall not be entitled to interest on the deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) at the expiration of the Lease term. Landlord may transfer the security deposit to a purchaser of the Building and upon such transfer Landlord shall be discharged from any further liability for the application or return of the security deposit.

     33. ATTORNEYS' FEES: If either party employs an attorney or attorneys to enforce any of the provisions of this Lease, the defaulting party agrees to pay, as additional Rent all attorneys' fees, court costs and litigation expenses reasonably incurred by the non-defaulting party, regardless of whether any legal action or proceeding is commenced.

     34. PARAGRAPH HEADINGS: The headings used in describing the various paragraphs of this Lease are for convenience of the parties only and shall not be considered in interpreting the meaning of the various paragraphs and provisions of this Lease.

     35. NOTICES: All notices, consents, approvals, requests, demands, objections, waivers and other communications (collectively, "notices") which may or are required to be sent, delivered, given, made, maintained or obtained pursuant to the terms of this Lease shall be in writing and shall be given either by hand delivery, by prepaid United States certified mail, or by a reputable overnight delivery service that guarantees next day delivery and that provides a receipt. All notices shall be addressed to the parties at their respective addresses set forth in Section 1, as same may be changed from time to time except that notices given to Tenant after the Commencement Date shall be sent to the Premises. Either party may, by notice in the manner provided above, change its address for all subsequent notices. All notices given by certified mail as provided above shall be deemed given two (2) days after they are so mailed. All notices given by overnight delivery or hand delivery shall be deemed given upon delivery. A party's failure or refusal to accept service of a notice will constitute delivery of the notice.

     36. ENTIRE AGREEMENT: This Lease contains the entire agreement between the parties and may be modified only by a writing signed by the parties after the date of this Lease. This Lease supersedes any and all prior oral or written agreements or understandings relating to the Premises.

     37. INVALIDITY: If one or more provisions of this Lease shall be held to be invalid or unenforceable for any reason, the remaining provisions shall not be affected and shall be construed as if the invalid or unenforceable provision had never been contained in this Lease.

     38. SUCCESSORS: The provisions, covenants and conditions of this Lease shall bind and inure to the benefit of the legal representatives, successors and permitted assigns of each of the parties hereto, except that no assignment, encumbrance or subletting by Tenant without written consent of Landlord, shall vest any right in the assignee, encumbrancer or subtenant of Tenant.

     39. TIME: Time is of the essence of this Lease and each and every provision contained in this Lease.

     40. TENANT'S IMPROVEMENTS: Tenant, at Tenant's sole cost, may construct in the Warehouse Space offices and restrooms and install phone lines. All such improvements shall be subject to the terms of Section 14 of this Lease and none of such improvements may be commenced until Landlord reviews and approves the plans and specifications for such improvements.

     41. OPTION TO RENEW: Landlord grants to Tenant the option, at Tenant's election, to extend the Term of this Lease for one (1) successive period of two
(2) years, provided that Tenant is not in default of any of the terms and conditions of this Lease. This renewal option shall be upon each and all of the following terms and conditions:

     (a) Tenant may exercise the option by giving Landlord written notice at least four (4) months prior to the expiration of the Term. If such notification is not given, this option shall automatically expire.

     (b) All of the provisions and conditions of this Lease, except where specifically modified by this option, shall apply.

     (c) Upon the exercise of this option, the term "Expiration Date" shall mean the last day of the renewal term.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

                              OZARK TERMINAL, INC.


                              By: /s/ Kevin Bowman
                                  ----------------------------------------------
                                      President

                              BRASS EAGLE INC.


                              By: /s/ Steven R. DeMent
                                  ----------------------------------------------
                                      Vice President - Operations